Exhibit 99.1
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF LOUISIANA

In re COPsync, Inc., Debtor	) ) ) ) ) ) )	Chapter 11 Case No. 17-12625 Section B

ORDER (A) APPROVING THE SALE OF ASSETS FREE AND CLEAR WITH LIENS, CLAIMS AND ENCUMBRANCES ATTACHING TO THE PROCEEDS; (B) APPROVING PURCHASE AGREEMENT ; (C) DETERMINING THAT THE PURCHASER IS A GOOD FAITH PURCHASER PURSUANT TO § 363(m); (D) APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN CONTRACTS AND LEASES; (E) ABROGATING THE BANKRUPTCY RULE 6004(h) STAY OF THE ORDER, AND (F) GRANTING RELATED RELIEF

BEFORE THE COURT on November 20, 2017 came for hearing the Motion for Entry of Orders (A) Approving The Sale Of Assets Free And Clear To Successful Bidder And Backup Bidder With Liens, Claims And Encumbrances Attaching To The Proceeds; (B) Approving Purchase Agreements Of Successful Bidder And Backup Bidder, (C) Determining That The Successful Bidder is a Good Faith Purchaser Pursuant To S 363(M); (D) Approving The Assumption And Assignment Of Certain Contracts And Leases; (E) Abrogating The Bankruptcy Rule 6004(H) Stay Of The Order, And (F) Granting Related Relief (the “Sale Motion”) (ECF No. 6) filed by COPsync, Inc. (the “Debtor”) in the above captioned bankruptcy case (the “Case”).
The Court previously granted a portion of the relief sought in the Sale Motion when it entered that certain Order Approving Bid Procedures, Scheduling an Auction and Sale Hearing and Granting Related Relief (the “Bid Procedures Order”) on October 19, 2017 [ ECF No. 66].
Pursuant to the Bid Procedures Order, no qualified bids were received and thus no  auction was necessary,  and the Debtor now seeks approval of the sale and the remainder of the relief sought in the Sale Motion.

Upon careful review of the record of the case, the Sale Motion, and the Objections to the Sale Motion filed by Making Sense LLC (“Making Sense”) on November 13, 2017 and November 20, 2017 [ECF No. 101 and 119] having been withdrawn, arguments of counsel, the Bid Procedures Order and the record of the Case, and for reasons rendered orally at the November 20, 2017 hearing:
IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:
1.          All capitalized terms in this Order that are not defined in this Order shall be given the definition in the Court’s related Bid Procedures Order.
2.          Debtor is authorized to execute and consummate that certain Purchase Agreement attached hereto as Exhibit 1 (“Purchase Agreement”), and all other documents required to consummate the sale (“Sale”) of  the property more fully described therein (collectively, the “Purchased Assets”) to Kologik Capital, LLC  (the “Successful Bidder”), or its assigns,  as provided for in the Purchase Agreement, free and clear of any liens, claims, interests or other encumbrances except as otherwise provided in the Purchase Agreement.  Without limitation, the Debtor is authorized to execute and enter into the following documents required to consummate the Sale: (i) Bill of Sale and Assignment and Assumption Agreement attached hereto as Exhibit 2 (“Bill of Sale”); (ii) Subscription and Redemption Agreement attached as Exhibit 3 (“Subscription Agreement”).
3.          Notwithstanding any language to the contrary in the Sale Motion, Bid Procedures Order, Purchase Agreement, Bill of Sale or any other document related to the Sale, the Purchased Assets shall not include the source code and software that is subject to the claim of ownership of Making Sense, which are specifically excluded from the Sale and is being licensed by Making Sense to the Purchaser in a separate transaction.

4.          The Debtor shall establish a segregated account into which there shall be deposited from the proceeds of the sale of the Purchased Assets an amount equal to $21,146.39, which is the amount of the secured claim Comal County, Texas has asserted in the proof of claim filed with the Court with respect to ad valorem and similar taxes.  The liens of Comal County, Texas (if any), as well as those of the other secured creditors, shall attach to the funds in this segregated account with the same validity, to the same extent, and with the same priority they had in the Purchased Assets as of the Petition Date.
5.          The Purchase Agreement, the Bill of Sale and the Subscription Agreement, and the exhibits thereto, are expressly approved by the Court.
6.          The sale of the Purchased Assets, upon closing, (i) shall be a legal, valid and effective transfer of such  property, and (ii) shall vest the Successful Bidder (sometimes referred to as  the “Purchaser”) with all right, title, and interest of the Bankruptcy Estate (the “Estate”) in and to such property free and clear of all (a) mortgages, security interests, privileges, conditional sale or other title retention agreements, pledges, liens, judgments, demands, encumbrances, easements, restrictions or charges of any kind or nature, if any, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership (the foregoing collectively referred to herein as “Liens”), including without limitation the liens set forth in Exhibit 4, except as otherwise provided in the Purchase Agreement and all (b) debts arising in any way in connection with any acts of the Debtor, claims, as that term is defined in the Bankruptcy Code, interests, obligations, demands, guaranties, options, rights, contractual commitments, executory contracts, unexpired leases, employment agreements, restrictions, rights of lesion beyond moiety, tort claims, product liability claims, interests and matters of any kind and nature, whether arising prior to or subsequent to the commencement of this Case, and whether imposed by agreement, understanding, law, equity or otherwise, except in each case as otherwise provided in the Purchase Agreement (including, without limitation, debts, obligations, etc. under the Assumed Leases and Assumed Contracts that arise after the Closing and the Cure Payment Liabilities of the Assumed Leases and Assumed Contracts) (the foregoing collectively referred to as “Claims” herein).
7.          The proceeds of the Sale shall be deposited and held by the Debtor.  Any and all Liens and Claims of any nature, including those listed above, affecting the Purchased Assets sold free and clear pursuant to this Order are hereby referred to and attach to the proceeds of the sale of the Purchased Assets with  the same validity, extent and priority that existed as of the Petition Date, or as may subsequently be perfected pursuant to Section 546(b) of the Bankruptcy Code or otherwise, against the Purchased Assets.
8.          All transactions and instruments contemplated under the terms of the Sale shall be specifically enforceable against and binding upon, and not subject to rejection or avoidance by the Debtor, creditors of the Estate, or any other parties-in-interest, and any successors of the Estate, including any trustee appointed in any subsequent or converted case of the Debtor under Chapter 7 of the Bankruptcy Code.
9.          This Sale Order shall be immediately effective and executory upon entry on the docket of the record of this Case, and the fourteen (14) day stay provided by Fed. R. Bankr. P. 6004(h) shall be abrogated and waived by this Sale Order, to allow the Debtor and Purchaser to proceed immediately to effectuate the closing and transfers contemplated in the Sale Motion and this Sale Order.

10.          The closing of the Sale shall be concluded with the Successful Bidder within five (5) days from the entry of this Order, unless extended pursuant to the terms of the Purchase Agreement.
11.          Nothing in this Sale Order shall affect any of the rights of the Debtor, Successful Bidder or Making Sense, LLC  except as specifically set forth herein.
12.          The Debtor and Purchaser are in good faith, and are thereby entitled to the protections afforded by 11 U.S.C. § 363(m).
13.          The Court shall retain jurisdiction to hear and determine all matters arising from or related to the Sale, this Sale Order, and any other documents executed and delivered in connection with the Sale and this Sale Order.
14.          The Debtor is authorized, pursuant to 11 U.S.C. §§ 363(b), 363(f), 363(m), and 362, (i) to execute and deliver, to perform under, and to consummate and implement the terms of the Sale, pursuant to the terms of the Sale Motion, together with any and all additional instruments and documents that may be reasonably necessary or desirable to implement the Sale, (ii) to take all further actions as may reasonably be requested by Purchaser for the purpose of assigning, transferring, granting, conveying and conferring the  Purchased Assets to Purchaser as may be necessary or appropriate to the performance of the obligations contemplated by the Sale, and (iii) to execute any and all documents on behalf of the Estate to effectuate the terms and conditions of the Sale.
15.          The contracts listed in Exhibit C to the Bill of Sale (the “Executory Contracts”) are hereby assumed by the Debtor under § 365(a) and shall be deemed assigned to the relevant Purchaser under § 365(f) upon payment of the corresponding cure amounts on Exhibit C to the Bill of Sale .

16.          The provisions of this Sale Order, including any related findings of fact and conclusions of law and the liens granted pursuant to this Order against the Sale proceeds, shall be binding upon all parties in interest in the Case, including without limitation, any committee appointed in the Case, and the Debtor and its respective successors and assigns (including without limitation any Trustee hereinafter appointed or elected for the estate of the Debtor, an examiner appointed pursuant to section 1104 of the Bankruptcy Code, or any other fiduciary appointed as a legal representative of the Debtor or with respect to the property of the estate of the Debtor) and will continue in full force and effect notwithstanding the dismissal of this Case or its conversion to a different  chapter of the Bankruptcy Code.
17.          It is further ordered that upon the closing of the Sale of the Purchased Assets, counsel for the Debtor shall immediately file a notice in the record of the Bankruptcy Court stating that the closing of the Sale of the Purchased Assets has occurred and specifying the date of the closing of the Sale.
New Orleans, Louisiana, November 21, 2017.

/s/ Jerry A. Brown
Jerry A. Brown
 U.S. Bankruptcy Judge

EXHIBIT LIST
Exhibit 1 - Purchase Agreement
Exhibit 2 – Bill of Sale
Exhibit 3 – Subscription Agreement
Exhibit 4 - Liens

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